EXHIBIT 99.1

Predictive Oncology Completes Acquisition of Quantitative Medicine

Acquisition Focused on Accelerating Commercialization of AI-driven Drug Discovery and Development

MINNEAPOLIS, July 07, 2020 (GLOBE NEWSWIRE) -- Predictive Oncology (NASDAQ: POAI), a knowledge-driven company focused on applying artificial intelligence (“AI”) to personalized medicine and drug discovery, today announced it has completed its acquisition of Quantitative Medicine LLC (“QM”), a biomedical analytics and computational biology company, in an all-stock transaction valued at approximately $1.8 million.

QM, which was cofounded by Drs. Robert Murphy and Joshua Kangas, both of Carnegie Mellon University’s Computational Biology Department, developed its novel, computational drug-discovery platform CoRETM, an innovative machine learning platform that predicts the main effects of drugs on target molecules that mediate disease, which is expected to dramatically reduce the time, cost and financial risk of discovering new therapeutic drugs.

“This acquisition will enable us to further leverage our unique database of drug-response and genomics profiles that our subsidiary, Helomics, has gathered from more than 150,000 cancer cases over more than 10 years of clinical testing,” commented Dr. Carl Schwartz, Predictive Oncology’s CEO. “Integrating QM’s proven machine learning platform, CoRE, with our proprietary database of drug response and genomics profiles is expected to revolutionize the role of our AI-driven predictive models in the discovery and development of new anti-cancers. We will be able to more quickly understand how specific types of tumors react to cancer drug therapies. This will allow our customers to accelerate the development and commercialization of personalized patient treatments that dramatically improve patient outcomes. We intend to offer this new capability to our pharmaceutical company customers in revenue generating projects this year.”

Dr. Schwartz added, “CoRE is a predictive model-building platform for drug screening and optimization campaigns that uses hybrid machine learning approaches to build predictive models rapidly and drive wet lab experimentation. Unlike the approach of many AI companies working purely “in silico,” our approach will unite the CoRE approach with our PDx tumor profiling platform and tumor data database, allowing for a one-of-a-kind, end-to-end ‘discovery machine’ that can rapidly generate potential therapeutic candidates in a cost-effective manner. Therapeutic candidates developed by this iterative AI and experiment cycle can be fast-tracked, since there will already be demonstrated activity in preclinical laboratory tests rather than just a computer model.”

“Furthermore, the CoRE platform is disease neutral and coupled with Helomics’ CLIA laboratory offers the exciting possibility of providing a wide range of new revenue generating projects with Pharmaceutical companies, not just in cancer, but in inflammatory and metabolic disease as well as the search for new antibiotics, anti-viral and vaccines,” added Dr Mark Collins, Chief Technology Officer at Helomics.

Under the terms of the purchase agreement, Predictive Oncology issued 954,719 shares of its common stock at a valuation of $1.833 per share. Additional details regarding the transaction can be found on the company’s report filed on Form 8-K with the Securities and Exchange Commission on July 7, 2020.

About Predictive Oncology Inc.

Predictive Oncology (NASDAQ: POAI) operates through three segments (Domestic, International and other), which contain four subsidiaries; Helomics, TumorGenesis, Skyline Medical and Skyline Europe. Helomics applies AI to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. Helomics’ CLIA-certified lab provides clinical testing that assists oncologists in individualizing patient treatment decisions, by providing an evidence-based roadmap for therapy. In addition to its proprietary precision oncology platform, Helomics offers boutique CRO services that leverage its TruTumor™, patient-derived tumor models coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and an AI-powered proprietary bioinformatics platform to provide a tailored solution to its clients’ specific needs. Predictive Oncology’s TumorGenesis subsidiary is developing a new rapid approach to growing tumors in the laboratory, which essentially “fools” cancer cells into thinking they are still growing inside a patient. Its proprietary Oncology Discovery Technology Platform kits will assist researchers and clinicians to identify which cancer cells bind to specific biomarkers. Once the biomarkers are identified they can be used in TumorGenesis’ Oncology Capture Technology Platforms, which isolate and help categorize an individual patient’s heterogeneous tumor samples to enable the development of patient specific treatment options. Helomics and TumorGenesis are focused on ovarian cancer. Predictive Oncology’s Skyline Medical division markets its patented and FDA cleared STREAMWAY System, which automates the collection, measurement and disposal of waste fluid, including blood, irrigation fluid and others, within a medical facility, through both domestic and international divisions. The Company has achieved sales in five of the seven continents through both direct sales and distributor partners. For more information, please visit www.Predictive-Oncology.com.

Forward-Looking Statements

Portions of the narrative set for this document that are not statements of historical or current facts are forward-looking statements, in particular, the commercial outlook provided above. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors.

These factors include, in addition to those mentioned elsewhere herein:

  We may not be able to continue operating without additional financing;
  Current negative operating cash flows;
  The terms of any further financing, which may be highly dilutive and may include onerous terms;
  Risks related to the 2019 merger with Helomics including; 1) significant goodwill could result in further impairment; 2) possible failure to realize anticipated benefits of the merger; 3) costs associated with the merger may be higher than expected; 4) the merger may result in the disruption of our existing businesses; and 5) distraction of management and diversion of resources;
  Risks related to our partnerships with other companies, including the need to negotiate the definitive agreements; possible failure to realize anticipated benefits of these partnerships; and costs of providing funding to our partner companies, which may never be repaid or provide anticipated returns;
  Risks related to the transaction with Quantitative Medicine including: 1) possible failure to realize anticipated benefits of the transaction; 2) costs associated with the acquisition may be higher than expected; 3) the transaction may result in the disruption of our existing businesses; and 4) distraction of management and diversion of resources;
  Risk that we will be unable to protect our intellectual property or claims that we are infringing on others’ intellectual property;
  The impact of competition;
  Acquisition and maintenance of any necessary regulatory clearances applicable to applications of our technology;
  Inability to attract or retain qualified senior management personnel, including sales and marketing personnel;
  Risk that we never become profitable if our product is not accepted by potential customers;
  Possible impact of government regulation and scrutiny;
  Unexpected costs and operating deficits, and lower than expected sales and revenues, if any;
  Adverse results of any legal proceedings;
  The volatility of our operating results and financial condition;
  Management of growth;
  Material and adverse effects of the COVD-19 pandemic, including impact on a significant supplier; a reduction in on-site staff at several of our facilities, resulting in delayed production and less efficiency; impact on sales efforts; impact on accounts receivable and terms demanded by suppliers; and possible impact on financing transactions; and,
  Other specific risks that may be  detailed from time to time in the Company’s reports filed with the SEC, which are available for review at www.sec.gov..

Investor Relations Contact:

Hayden IR
James Carbonara
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